CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated June 25, 2014, relating to the financial statements and financial highlights which appears in the April 30, 2014 Annual Report to Shareholders of Nuveen All-American Municipal Bond Fund, Nuveen Inflation Protected Municipal Bond Fund, Nuveen Intermediate Duration Municipal Bond Fund, Nuveen Limited Term Municipal Bond Fund, Nuveen High Yield Municipal Bond Fund and Nuveen Short Duration High Yield Municipal Bond Fund (each a series of the Nuveen Municipal Trust) and Nuveen Short Term Municipal Bond Fund (a series of Nuveen Investment Funds, Inc.) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Chicago, Illinois
August 26, 2014